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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (Date of earliest event reported): August 16, 1999



                         WEATHERFORD INTERNATIONAL, INC.
        ------------------------------------------------------------------
               (Exact name of registrant as specified in charter)

                Delaware                                  1-13086                                 04-2515019
       -------------------------                        ------------                          --------------------
       (State of Incorporation)                         (Commission                            (I.R.S. Employer
                                                          File No.)                            Identification No.)


515 Post Oak Blvd., Suite 600, Houston, Texas                                                        77027
---------------------------------------------                                                   ---------------
  (Address of Principal Executive Offices)                                                         (Zip Code)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (713) 693-4000

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                                     Page 1

                         Exhibit Index Appears on Page 8


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ITEM 5.    OTHER EVENTS.

DAILEY ACQUISITION

     We previously announced that on May 21, 1999, we entered into an agreement to acquire Dailey International Inc. for total consideration of approximately $195.0 million. This current report on Form 8-K contains pro forma financial information for us and Dailey. For additional pro forma financial information for us and Dailey, you should read our current report on Form 8-K filed on May 26, 1999.

DAILEY FINANCIAL STATEMENTS

     The financial statements of Dailey for the periods specified in Rule 3-05(b) of Regulation S-X are filed as Exhibit 99.1 and are incorporated herein by reference.

PRO FORMA CONDENSED FINANCIAL STATEMENTS

     The following summary unaudited pro forma condensed consolidated financial data of Weatherford is based on the historical financial data of Weatherford and the historical financial data of Dailey. The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended June 30, 1999, gives effect to Weatherford's proposed acquisition of Dailey as if the transaction had occurred on January 1, 1999. The Unaudited Pro Forma Condensed Consolidated Balance Sheet gives effect to the proposed acquisition as if this transaction had occurred on June 30, 1999.

     The pro forma information set forth below is not necessarily indicative of the results that actually would have been achieved had such transaction been consummated as of the aforementioned dates, or that may be achieved in the future. In particular, the pro forma financial statements do not give effect to any cost savings or additional synergies that may be realized by us as a result of the proposed acquisition. We currently expect to realize around $20 million in annual cost savings and $8 million in additional annual margins from the acquisition. These benefits are not reflected in the pro forma adjustments and are subject to various uncertainties described below under "Forward Looking Statements". As a result, while we currently expect to realize these benefits from the acquisition, there can be no assurance that these benefits will be fully realized.

     All other acquisitions by Weatherford are not material individually or in the aggregate; therefore, pro forma information is not reflected. Because this pro forma information is a summary, it does not contain all information that may be important to you. You should also read the following:

     o Weatherford's Management's Discussion and Analysis of Financial Condition and Results of Operations and its financial statements and related notes thereto contained in its Annual Report on Form 10-K for the year ended December 31, 1998.

     o Weatherford's Quarterly Report on Form 10-Q for the period ended March 31, 1999.

     o Weatherford's Quarterly Report on Form 10-Q for the period ended June 30, 1999.

     o    Weatherford's Current Report on Form 8-K dated May 21, 1999.

     o Dailey's Management's Discussion and Analysis of Financial Condition and Results of Operations and its financial statements and related notes thereto contained in its Annual Report on Form 10-K for the year ended December 31, 1998.

     o    Dailey's Quarterly Report on Form 10-Q for the period ended March 31,
          1999.

     o    Dailey's Quarterly Report on Form 10-Q for the period ended June 30,
          1999.

                         WEATHERFORD INTERNATIONAL, INC.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               AS OF JUNE 30, 1999
                                 (IN THOUSANDS)

                                                       WEATHERFORD         DAILEY          PRO FORMA           WEATHERFORD
                                                       HISTORICAL        HISTORICAL       ADJUSTMENTS            PRO FORMA
                                                      ------------      ------------      ------------         ------------
ASSETS
Current assets:
   Cash and cash equivalents ....................     $     29,952      $     12,599      $    (11,042)(a)     $     31,509
   Accounts receivable, net .....................          368,157            27,718                --              395,875
   Inventories ..................................          499,951                --                --              499,951
   Other current assets .........................          148,215             7,369           (37,652)(b)          117,932
                                                      ------------      ------------      ------------         ------------
     Total current assets .......................        1,046,275            47,686           (48,694)           1,045,267
                                                      ------------      ------------      ------------         ------------

Property, plant and equipment, net ..............        1,016,032           144,719           (11,376)(c)        1,149,375
Goodwill, net ...................................          867,710            21,693            11,174 (d)          900,577
Other assets ....................................          111,082            23,481            (7,425)(e)          127,138
                                                      ------------      ------------      ------------         ------------
                                                      $  3,041,099      $    237,579      $    (56,321)        $  3,222,357
                                                      ============      ============      ============         ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Short-term borrowings and current
     portion of long-term debt ..................     $    256,043      $        443      $         --         $    256,486
   Accounts payable .............................          110,894            10,442                --              121,336
   Other accrued liabilities ....................          181,232             4,081             7,893 (f)(g)       193,206
                                                      ------------      ------------      ------------         ------------
     Total current liabilities ..................          548,169            14,966             7,893              571,028
                                                      ------------      ------------      ------------         ------------

Long-term debt ..................................          228,457           275,068          (275,000)(e)          228,525
Minority interests ..............................          194,042                --                --              194,042
Deferred income taxes and other .................          165,368            14,265            (7,409)(f)          172,224
5% Convertible Subordinated Preferred
   Equivalent Debentures ........................          402,500                --                --              402,500

Stockholders' equity:
   Common stock .................................          108,484               106             4,245 (h)(i)       112,835
   Capital in excess of par .....................        1,137,333            53,117            94,007 (h)(i)     1,284,457
   Treasury stock, at cost ......................         (269,257)           (4,061)            4,061 (i)         (269,257)
   Retained earnings (deficit) ..................          607,703          (114,000)          114,000 (i)          607,703
   Accumulated other comprehensive loss .........          (81,700)           (1,882)            1,882 (i)          (81,700)
                                                      ------------      ------------      ------------         ------------
     Total stockholders' equity .................        1,502,563           (66,720)          218,195            1,654,038
                                                      ------------      ------------      ------------         ------------
                                                      $  3,041,099      $    237,579      $    (56,321)        $  3,222,357
                                                      ============      ============      ============         ============


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

                         WEATHERFORD INTERNATIONAL, INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1999
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                  WEATHERFORD         DAILEY            PRO FORMA             WEATHERFORD
                                                  HISTORICAL        HISTORICAL         ADJUSTMENTS             PRO FORMA
                                                  -----------      -----------         -----------            -----------
Revenues ....................................     $   696,929      $    51,380         $      (704)(j)        $   747,605
                                                  -----------      -----------         -----------            -----------
Cost and Expenses:
   Cost of sales ............................         518,441           47,189              (1,314)(j)(k)         564,316
   Selling, general and administrative ......         155,000           16,726                 140 (l)            171,866
   Reorganization costs .....................              --            2,891                  --                  2,891
   Equity in earnings of unconsolidated
     affiliates .............................            (890)            (634)                 --                 (1,524)
                                                  -----------      -----------         -----------            -----------
                                                      672,551           66,172              (1,174)               737,549
                                                  -----------      -----------         -----------            -----------
Operating income (loss) .....................          24,378          (14,792)                470                 10,056
                                                  -----------      -----------         -----------            -----------
Other income (expense):
   Interest expense .........................         (26,287)         (11,388)             11,105 (m)            (26,570)
   Interest income ..........................           2,127              902              (1,122)(n)              1,907
   Other income, net ........................           2,422             (195)                 --                  2,227
                                                  -----------      -----------         -----------            -----------
                                                      (21,738)         (10,681)              9,983                (22,436)
                                                  -----------      -----------         -----------            -----------

Income (loss) before income taxes and
  minority interest..........................           2,640          (25,473)             10,453                (12,380)
Provision for income taxes ..................             796              873               3,659 (o)              5,328
                                                  -----------      -----------         -----------            -----------
Income (loss) before minority interest ......           1,844          (26,346)              6,794                (17,708)
Minority interest expense, net of taxes .....           1,326               --                  --                  1,326
                                                  -----------      -----------         -----------            -----------
Net income (loss) ...........................     $       518      $   (26,346)        $     6,794            $   (19,034)
                                                  ===========      ===========         ===========            ===========

Net income (loss) per share:
   Basic ....................................     $      0.01                                                 $     (0.19)
                                                  ===========                                                 ===========

   Diluted ..................................     $      0.01                                                 $     (0.19)
                                                  ===========                                                 ===========

Weighted average shares outstanding:
   Basic ....................................          97,451                                                     101,802(p)
                                                  ===========                                                 ===========

   Diluted ..................................          98,718                                                     101,802
                                                  ===========                                                 ===========


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


         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

GENERAL

     The following notes set forth the assumptions used in preparing the unaudited pro forma financial statements. The pro forma adjustments are based on estimates made by Weatherford's management using information currently available.

PRO FORMA ADJUSTMENTS

     The adjustments to the accompanying Unaudited Pro Forma Condensed Consolidated Balance Sheet are described below:

     (a) To record the cash payment of $11.0 million for transaction and severance costs.

     (b) To reverse Weatherford's $33.7 million net investment (face value $64.7 million) in Dailey's 9 1/2% Senior Notes due 2008 (the "Senior Notes") and to write-off approximately $4.0 million of Dailey's prepaid transaction costs.

     (c) To reflect the initial estimate of the write-down of Dailey's property, plant, and equipment to fair market value.

     (d) To record the excess purchase price over the fair value of the net assets acquired.

     (e) To reflect the retirement of the Senior Notes and the write-off of related debt issuance costs.

     (f) To reverse $7.4 million in accrued interest and the $2.6 million income tax receivable related to the Senior Notes.

     (g) To accrue $5.3 million for litigation and other contingencies relating to Dailey.

     (h) To reflect the issuance of $195.0 million in shares of Weatherford common stock less $43.5 million in Weatherford common stock to be received by Weatherford in respect of the Senior Notes held by Weatherford. The net shares to be issued are approximately 4.4 million shares, valued at $34 13/16 per share, which was the closing market price on May 21, 1999. Of this amount, the Dailey shareholders will receive shares valued at $10.0 million and the balance of the shares will be issued to the holders of the Senior Notes other than Weatherford.

     (i) To eliminate Dailey's equity, which consists of $0.1 million common stock, $53.1 million capital in excess of par, $4.1 million of treasury stock, $114.0 million of retained deficit, and $1.9 million of accumulated other comprehensive loss.

     The adjustments to the accompanying Unaudited Pro Forma Condensed Consolidated Statements of Operations are described below:

     (j) To eliminate revenues of $0.7 million and related costs of $0.2 million associated with transactions between Dailey and Weatherford.

     (k) To reverse depreciation expense of $1.1 million to reflect the write-down of property, plant, and equipment to fair market value. Such property, plant and equipment is being depreciated over five years.

     (l) To record amortization of $0.1 million for goodwill related to acquisition of Dailey. Such goodwill is being amortized over 40 years.

     (m) To eliminate interest expense to reflect the retirement of the Senior Notes.

     (n) To eliminate Weatherford's interest income related to its investment in the Senior Notes.

     (o) To record the income tax provision related to the effect of the pro forma adjustments at the statutory rate.

     (p) Weatherford's historical shares outstanding and basic weighted average pro forma shares outstanding as of June 30, 1999, were 97,796,122 and 101,801,882, respectively.

FORWARD-LOOKING STATEMENTS

     This report contains forward-looking statements relating to our proposed acquisition of Dailey. We believe these statements constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Certain risks and uncertainties may cause actual results to be materially different from projected results contained in forward-looking statements in this report. In addition to the general market risks described in our Annual and Quarterly Reports, which we encourage you to read, there exist risks and uncertainties relating to the Dailey acquisition, including, but not limited to, the following:

     o BANKRUPTCY UNCERTAINTIES. Our acquisition of Dailey is subject to bankruptcy court approval. Although we have received agreements from the holders of more than two-thirds of the claims of Dailey's impaired creditors, there can be no assurance that the acquisition will be completed in a timely manner. Our pro forma financial statements assume that the acquisition of Dailey will be completed between 60 and 120 days without any unexpected administrative costs and expenses or unknown claims against Dailey. To the extent the bankruptcy process takes longer than anticipated or claims, including severance, exceed those currently projected the costs of the acquisition could be greater than that set forth in the pro forma financial statements.

     o COST SAVINGS. We currently expect that our acquisition of Dailey will allow us to realize around $20 million in annual cost savings through the elimination and reduction of overlapping costs. Our ability to achieve these savings will be dependent on our ability to integrate the operations of the acquired business, including personnel, systems and facilities.

     o SYNERGIES. We currently expect to realize around $8 million annually in additional margins from the manufacture of our own drilling and fishing jars. These savings will be dependent on the ultimate amount of jar business conducted by us, which in turn will be dependent on market conditions. Our ability to realize these benefits will also be dependent on the timing of the conversion of our current jar lines to the Dailey jar line.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

          (c)  Exhibits

          99.1 Consolidated Financial Statements of Dailey International Inc. for the quarterly period ended June 30, 1999.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             WEATHERFORD INTERNATIONAL, INC.


Dated:  August 16, 1999                      /s/ Frances R. Powell
                                             -------------------------------
                                             Frances R. Powell
                                             Vice President and Controller

                                INDEX TO EXHIBITS

     EXHIBIT
     NUMBER              DESCRIPTION
     -------             -----------
     99.1                Consolidated Financial Statement of Dailey
                         International Inc. for the quarterly period ended June
                         30, 1999.